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Exhibit 99.1

MARKWEST HYDROCARBON'S BOARD OF DIRECTORS ELECTS
JAMES IVEY TO CHIEF FINANCIAL OFFICER

        DENVER—June 2, 2004—MarkWest Hydrocarbon, Inc. (AMEX: MWP), today named James G. Ivey as Chief Financial Officer.

        "Jim is a great addition to the MarkWest team," said Frank Semple, President and Chief Executive Officer. "His leadership and experience will be instrumental in our continued growth and success."

        Ivey most recently served as Treasurer and acting CFO of the Williams Companies where he spent nine years in the Finance and Accounting organization. "I am extremely excited about the future of MarkWest," said Ivey. "I have obviously looked very hard at the strategy, the organization and the company's ability to execute and feel that we are in a great position to drive future value for our shareholders. I really look forward to getting fully engaged and helping grow our business at all levels."

        Prior to Williams, Ivey worked at Tenneco Gas, Arkla, Inc., Conoco and Fluor Corporation. In addition, he is a retired Colonel in the U.S. Army Reserve. He holds a BS in Building Construction from Texas A&M, an MBA from the University of Houston and attended the Duke University Advanced Management Program.

        Ivey succeeds Don Heppermann, who retired March 1, 2004. Don remains on both the Markwest Hydrocarbon and Markwest Energy Partners boards and serves as the Chairman of the Finance Committee.

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        MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003.

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MARKWEST HYDROCARBON'S BOARD OF DIRECTORS ELECTS JAMES IVEY TO CHIEF FINANCIAL OFFICER